EXHIBIT 11

                 Statement Re: Computation of Per Share Earnings


                                                                           Twelve Months Ended

                                                                            December 31

                                                                   2000                    1999
                                                              -----------              -----------
Basic:

Average shares outstanding:                                     2,080,046                2,088,673
Net effect of the assumed exercise
of stock options-based on the treasury
 stock method using
average stock prices                                                    0                        0
                                                              -----------              -----------

Total                                                           2,080,046                2,088,673
                                                              ===========              ===========

Net Income

                                                              $ 2,690,692              $ 2,560,910
                                                              ===========              ===========

Net income per share                                          $      1.29              $      1.23
                                                              ===========              ===========

Diluted:

Average shares outstanding:                                     2,080,046                2,088,673

Net effect of the assumed exercise
of stock options  based on the treasury
stock method using average market price.                           21,667                   28,209
                                                              -----------              -----------

Total                                                           2,101,714                2,116,882
                                                              ===========              ===========

Net income                                                    $ 2,690,692              $ 2,560,910
                                                              ===========              ===========

Net income per share                                          $      1.28              $      1.21
                                                              ===========              ===========

